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                                                                    EXHIBIT 10.8

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                   AMENDED AND RESTATED DISTRIBUTOR AGREEMENT

    THIS AMENDED AND RESTATED DISTRIBUTOR AGREEMENT (the "Agreement") is made and entered into effective as of this 22nd day of December, 2000, (the "Amendment Effective Date") and amends and restates that certain Distributor Agreement made and entered into as of the 1st day of February, 1999 (the "Effective Date"), as amended by Amendment No. 1 to Distributor Agreement, made the 21st day of October, 1999, and Amendment No. 2, made the 28th day of June, 2000, by and between PPGx, Inc., a Delaware corporation whose mailing and notice address is 11099 N. Torrey Pines Road, La Jolla, California 92037, Telephone:
(858) 623-7667 and Facsimile: (858) 452-6069 (hereinafter called the "Corporation"), and PPD PHARMACO, INC., a Texas corporation (now PPD Development, LLC, a Texas limited liability company), whose mailing and notice address is 3151 17th Street Extension, Wilmington, North Carolina 28412
Telephone: (910) 251-0081 and Facsimile: (910) 772-6951(hereinafter called
"PPD").

                                    RECITALS

    A. PPD desires to acquire the exclusive, worldwide rights to market and offer for sale certain Designated Services (as hereinafter defined) of the Corporation upon the terms and conditions set forth hereinafter.

    B. PPD further desires to acquire the exclusive, worldwide rights to market for sublicense and sublicense certain Designated Products (as hereinafter defined) of the Corporation upon the terms and conditions set forth hereinafter.

    C. The Corporation is willing to grant to PPD such rights upon the terms and conditions set forth hereinafter.

    NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

    1. DEFINITIONS. As used throughout this Agreement, the following definitions shall apply:

           a. AFFILIATE. The term "Affiliate" shall mean an entity which controls, is controlled by or under common control with, directly or indirectly, PPD. Control for these purposes shall mean ownership of more than 50% of the voting securities of a corporation or comparable interest of another entity.

           b. CONFIDENTIAL INFORMATION. The term "Confidential Information" shall mean any and all proprietary and confidential data and information (including any trade secrets) of the Corporation or relating to the Corporation Technology, the Designated Services and/or the Designated Products (i) which is not generally known to the public; and (ii) which is treated by the Corporation as confidential, and all physical embodiments of the foregoing. Confidential Information shall not include any information which was already known to PPD at the time it was first disclosed to PPD by [*], but shall include confidential information known to PPD [*]. Confidential Information also shall not include any data or information which before being divulged, disclosed or used by PPD
       (i) has become generally known to the public through no wrongful act of PPD; (ii) has been rightfully received by PPD from a third

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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       party without restriction on disclosure or use and without breach of an obligation of confidentiality running directly or indirectly to the Corporation; (iii) has been approved for release to the general public by written authorization of the Corporation; or (iv) has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or disclosure is required by operation of law; provided, however, that PPD shall have first given written notice of such required disclosure to the Corporation, made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which disclosure is required and taken reasonable steps to allow the Corporation to seek to protect the confidentiality of the information required to be disclosed.

           c. CONTROLLED. "Controlled" means, with respect to an item of information or intellectual property, that the Corporation owns, has a license to or otherwise has lawful access to, such information and intellectual property and has the ability to grant a license as provided in this Agreement without violating the terms of an agreement with a third party.

           d. CORPORATION TECHNOLOGY. "Corporation Technology" means and includes all Patents, data, materials, formulas, know-how, trade secrets, process information, clinical data, trademarks, copyrights, computer software and/or program(s), marketing and demographic information, promotional materials and any and all other information or technology necessary or useful for Diagnostic Services and/or Diagnostic Products and Controlled by the Corporation.

           e. CUSTOMER. "Customer" means a customer or potential customer of Designated Services and/or Designated Products sold or licensed hereunder by PPD or by PPD's sub-distributors and resellers.

           f. DESIGNATED SERVICES. "Designated Services" are all existing and future Pharmacogenomics contract, consulting, research and development, laboratory, and technical and maintenance support services, including Enhancements (as hereinafter defined), offered by or available to the Corporation from time to time. By way of illustration but not limitation, Designated Services include, to the extent offered by or available from the Corporation, candidate gene and polymorphism identification, sequencing, assay development, genotyping, phenotyping, nucleic acid extraction, storage and archiving, protein and gene expression, sample collection, clinical trial design, statistical analysis, clinical diagnostic testing, algorithm development, and software development, customization, consultation, support and maintenance.

           g. DESIGNATED PRODUCTS. "Designated Products" are all existing and future Pharmacogenomics software programs, documentation, information and information systems, sequences, sample collections, technology and methods, including Enhancements, developed or licensed by the Corporation and which the Corporation makes available for sale or licensing, as the case may be, from time to time. By way of illustration but not limitation, Designated Products include, to the extent made available by the Corporation for sale or licensing, GeneTrials-TM-, allele frequency database (AFDB), PowerCalculator-TM-, clinical genetics laboratory information systems, Target Validation System (TVS), LIMS, gene and polymorphism sequences, allele frequencies, medical and demographic data, clinical outcomes, DNA panels from reference populations, assay procedures, turnkey laboratory systems, system specifications and informatics algorithms.

           h. ENHANCEMENTS. "Enhancements" are changes, additions, improvements or upgrades to the Designated Services or the Designated Products, as applicable, including but not limited to new products or services that (i) support new releases of operating systems and devices,
       (ii) correct errors or defects, (iii) provide substantial additional value, (iv) result in

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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       downgrading or obsolescence of existing services or products, or
       (v) serve as alternative solutions or substitutes to the existing Designated Services or Designated Products, as applicable.

           i. LIMS. "LIMS" is the laboratory information system, including Enhancements, that integrates and automates the laboratory and information process components in use in the Corporation's high-throughput pharmacogenomics laboratory currently located in La Jolla, California, Morrisville, North Carolina and Cambridge, England. By way of illustration and not limitation, LIMS includes single nucleotide polymorphism genotyping, sequencing, nucleic acid extraction, project definition, and sample management and tracking capabilities.

           j. PATENTS. "Patents" means and collectively includes all U.S. and foreign patents and patent applications, including, without limitation, any patents issued from such patent applications, reissues, extensions, substitutions, divisions, continuations, and continuations-in-part.

           k. PHARMACOGENOMICS. "Pharmacogenomics" shall have the same meaning set forth in the Technology Transfer and License Agreement executed by and between Axys Pharmaceuticals, Inc. and the Corporation effective as of February 1, 1999.

           l. PPD MARGIN. "PPD Margin" means that portion of the Sales Price which PPD retains for payment for its services and other obligations and duties under this Agreement, including the amount which PPD retains as payment for the client contracts [*] (the "[*] Contracts") and including the amount which PPD retains as payment under the Collateral Contracts as defined in Section 7 hereof. The PPD Margin (including the PPD Margin on the [*] Contracts and the Collateral Contracts) shall be determined from time to time as provided in SCHEDULE 1 attached.

           m. SALES PRICE. "Sales Price" means the price charged by PPD to a Customer for a Designated Product or a Designated Service. With respect to the [*] Contracts, Sales Price means the fees charged to clients under the terms of the [*] Contracts. The Sales Price for each Designated Product and each Designated Service shall be determined from time to time in accordance with SCHEDULE 1; provided, however, that notwithstanding anything in this Agreement or SCHEDULE 1 attached, PPD in its sole discretion shall set the Sales Price charged for each Designated Product and each Designated Service.

           n. TRANSFER PRICE. "Transfer Price" means the price charged to PPD by the Corporation for a Designated Product or a Designated Service. The Transfer Price for each Designated Product and each Designated Service shall be determined from time to time as provided in SCHEDULE 1 attached.

    2.  APPOINTMENT AND LICENSES.

           a. APPOINTMENT. Subject to the terms and conditions herein, the Corporation hereby appoints PPD as its exclusive, worldwide distributor and/or reseller, with the right to appoint sub-distributors and/or resellers, of Designated Services and/or Designated Products and PPD accepts such appointment.

           b. LIMITATION ON APPOINTMENT. Notwithstanding Section 2(a) hereof, the Corporation (by itself or through agents selected by the Corporation) shall have the [*] and/or [*], and/or [*] that, with respect to [*] for the sole purpose of [*].

           c. LICENSES. Subject to the terms of this Agreement, the Corporation hereby grants to PPD an exclusive, worldwide, fully paid right and license under the Corporation Technology to use, offer for sale, promote, market, distribute and import the Designated Services and the

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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       Designated Products to Customers, except that, the license under the trademark PPGx shall be non-exclusive.

           d. SUBLICENSES. The Corporation hereby grants to PPD the right to sublicense (i) sub-distributors and resellers appointed by PPD pursuant to Section 2.a. subject to the same limitations as are imposed upon PPD herein, and (ii) Customers, to the extent necessary to allow Customers full use and enjoyment of the Designated Services and/or the Designated Products. Any sublicenses for the Designated Products granted by PPD to Customers pursuant to this Agreement shall (i) include such terms and conditions as may be established from time to time by the Corporation, after reasonable consultation with PPD, as applicable to end users or sublicensees, and (ii) certain restrictions, to the extent applicable, similar to type described in Section 4.1 of that certain Software License Agreement dated February 1, 1999 as required to be included in sublicenses granted pursuant to that agreement.

           e. NON-COMPETE. PPD agrees that, during the Term, it shall not re-sell, license or distribute, for any third party, any products or services owned or controlled by such third party that are substantially similar to any Designated Products or Designated Services for which PPD is the distributor on behalf of the Corporation under this Agreement ("Competing Products"), without the written consent of the Corporation. Notwithstanding the foregoing, PPD shall have the right to sell, license or otherwise commercialize any products which are [*] and [*], or [*] ("Allowed Products"); provided that PPD's plans for marketing such Allowed Products are included in the overall marketing plan described in and subject to the provisions of Section 5.c so as to ensure that PPD is allocating sufficient marketing effort to the Designated Services and Designated Products as compared to such Allowed Products.

    3. TERM OF LICENSE. Unless sooner terminated or extended as hereinafter provided, the rights and licenses granted to PPD under this Agreement shall commence effective as of the Effective Date and shall continue for a period of ten (10) years ending on the tenth anniversary of the Effective Date. At least six (6) months prior to the expiration of the initial term and each renewal term, if any, PPD and the Corporation shall negotiate in good faith for a renewal of the current term then in effect or such other term as either party may propose upon such terms and conditions which are mutually acceptable to both parties. If the parties are unable to agree upon mutually acceptable terms for a renewal of the current term or any other term, then the Corporation shall have the right to enter into a new agreement with a third party covering the rights granted to PPD hereunder, but any such new agreement shall not be on terms which are more favorable, taken as whole, than those offered to PPD. For purposes of this Agreement, references to "term" shall mean the initial term and each renewal term resulting from an extension or renewal as provided above. The parties agree that for any sublicense or agreement for Designated Services or Designated Products, or any ancillary agreement in support thereof, which PPD has entered into with a Customer that has a term which extends beyond the term of this Agreement, PPD and the Corporation shall continue to fulfill their obligations under said sublicense, agreement or ancillary agreement until the expiration or termination thereof, notwithstanding anything in this Agreement to the contrary.

    4. PAYMENT OF TRANSFER PRICE TO THE CORPORATION. PPD shall pay the Corporation the Transfer Price for the Designated Products and the Designated Services, as the case may be, purchased by PPD hereunder, during the term of this Agreement as follows:

           a. TIME OF PAYMENT. PPD shall pay the Corporation the Transfer Price for each Designated Product and each Designated Service within thirty (30) days after PPD has the contractual right to invoice its Customer for each such Designated Product and Designated Service. With respect to the [*] Contracts, the Corporation shall inform PPD at what time intervals to invoice clients thereunder, and PPD shall be entitled to retain the PPD Margin at

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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       such times as it collects fees thereunder and remits payment of the
       Transfer Price to the Corporation.

           b. RETURNS AND REFUNDS. Within thirty (30) days thereafter each calendar quarter during the term of this Agreement, PPD shall provide the Corporation with a report setting forth all refunds made by PPD in the preceding calendar quarter to Customers in connection with the sale, license and delivery of the Designated Products and Designated Services which refunds arise from an uncured material breach of this Agreement by the Corporation, including but not limited to an uncured material breach of any warranties made herein by the Corporation, including the portion of each such refund which includes all or a portion of the Transfer Price paid by PPD to the Corporation. The Corporation shall reimburse PPD for all such refunds to the extent of the Transfer Price refunded within fifteen (15) days after the Corporation's receipt of PPD's report and supporting documentation. Any disagreements over such refunds shall be resolved by the appropriate officers of the parties. Refunds, if any, made by the Corporation under the [*] Contracts for the same reasons refunds may be made pursuant to this Section 4.b. by PPD with respect to the Designated Products and the Designated Services shall be handled in a similar manner, and PPD shall reimburse the Corporation for all refunds to the extent of the PPD Margin refunded by the Corporation.

           c. POST-TERMINATION PAYMENTS. Upon the termination of this Agreement, PPD shall continue to pay the Corporation, in the manner described in subsection a. of this Section 4, the Transfer Price for Designated Products and Designated Services sold or licensed during the term of this Agreement.

    5. DUTIES OF PPD. During the term of this Agreement, PPD agrees to perform, directly or through one or more of its Affiliates, the following duties:

           a. MARKETING, ADVERTISING, AND PROMOTION. PPD shall use its reasonable best efforts to promote and market at its sole expense the Designated Services and the Designated Products to Customers during the term of this Agreement in accordance with the Marketing Plan described in
       Section 5.c below. Such efforts shall include, by way of example, identification of potential Customers, demonstrations of the Designated Products to Customers as appropriate and development of sales proposals. Without limiting the generality of the first sentence of this
       Section 5.a., PPD shall be responsible for all costs of advertising, sales and promotional materials used for these purposes.

           b. PERSONNEL. In performing its duties hereunder, PPD shall employ such persons and/or engage independent contractors at its sole expense as PPD deems reasonably necessary to perform its duties under this Agreement. In this regard, PPD, in its discretion, may promote and market the Designated Services and the Designated Products, and grant sublicenses related thereto, directly through employees of PPD or its Affiliates or through an outside sales force, or any combination thereof. PPD shall be solely responsible for compensating all personnel used by PPD to accomplish these purposes.

           c.  MARKETING PLAN AND MANAGEMENT.

               (i) MARKETING PLAN PREPARATION AND IMPLEMENTATION. Prior to the beginning of each calendar year during the term of this Agreement, PPD shall provide the Corporation with a reasonably detailed marketing plan generally consistent in form and substance with those prepared for the marketing of PPD's services and products to the extent the marketing efforts reflected in such plans is comparable to the efforts set forth in PPD's marketing plan under this Agreement for the upcoming calendar year. Such marketing plan shall include, among other things, performance goals and milestones to be achieved by PPD during the relevant year. PPD shall provide said plan to the Corporation at least

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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           30 days before each calendar year end and the Corporation shall have
           30 days in which to discuss or comment on the marketing plan. PPD shall use all reasonable efforts to either incorporate or respond to any such comments made by PPGx or to discuss with PPGx its comments and provide an explanation of why they are not incorporated or addressed. PPD shall carry out its marketing activities under this
           Section 5 in accordance with the marketing plan. To the extent the parties cannot agree with respect to the nature of, or undertakings pursuant to, the marketing plan, either party shall have the right to submit such disputed aspect of the marketing plan to a joint review committee ("JRC").

               (ii) JRC COMPOSITION. The JRC will be composed of at least two, but no more than four, representatives each from PPD and the Corporation. The initial members of the JRC will be those representatives the names of whom will be provided to the other party within ten days of the Effective Date. Each party will promptly notify the other party in writing of any change in its appointed representatives. The chairmanship of the JRC will be one of PPD's representatives.

               (iii) JRC VOTING MECHANISM; DISPUTE RESOLUTION. Each party will have one vote on the JRC regardless of the number of representatives of each party on the JRC. All of the decisions of the JRC must be unanimous in order for a JRC matter to be resolved. In the event of a deadlocked vote on an issue, the chief executive officers of PPD and the Corporation will discuss such issue in good faith and will use their best efforts to find a resolution to the deadlock. In the event such executive officers are unable to resolve such issue within [*] of submission of the issue to them by the JRC, either party shall have the right to submit the matter to binding arbitration before a single arbitrator ("Arbitrator") selected by the American Arbitration Association (the "Administrator"), in accordance with its then existing arbitration rules or procedures regarding commercial or business disputes. The arbitration shall be held in Chicago, Illinois. The Arbitrator shall, within [*] days after the conclusion of the Arbitration hearing, issue a written statement of decision describing the essential findings and conclusions. Each party shall bear its own attorney's fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrator.

               (iv) MEETINGS. To accomplish its objectives, the JRC will meet when needed by teleconference or at a mutually agreed upon site. Each party will bear its expenses for personnel to attend any meeting. The chairperson of the JRC will chair the meetings and will be responsible for preparing agenda, circulating agendas to the other JRC members prior to the meetings, preparing written minutes of each such meeting, which minutes will, without limitation, describe each recommendation and the determination made by the JRC. Such minutes will be promptly confirmed and unanimously approved in writing by the JRC.

           d. MARKETING MATERIALS. PPD shall provide to the Corporation from time to time, at no additional charge, reasonable quantities of PPD's most recent marketing materials, if any, related to the Designated Services and the Designated Products. In addition, PPD shall provide drafts of new marketing materials to the Corporation at least thirty
       (30) days prior to the scheduled publication date for same and the Corporation shall have fifteen (15) days in which to comment on said materials.

           e. STRATEGIC PLANNING. During each calendar year of this Agreement, PPD shall plan and host up to [*] strategic planning meetings at the Corporation's request which shall focus upon the marketing and promotion of the Designated Services and the Designated Products. The Corporation may send a reasonable number of representatives to said meetings. All strategic

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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       planning meetings shall be conducted on dates and at locations mutually acceptable to the Corporation and PPD.

           f. PERIODIC REVIEW. During the term of this Agreement, PPD shall periodically confer (not less frequently than quarterly) with the Corporation with respect to monthly, quarterly and annual forecasts for sales and sublicensing of the Designated Products and the Designated Services, scheduling delivery of the Designated Products and the Designated Services and other issues related to Customer satisfaction and the respective parties' duties hereunder; provided, however, that PPD and the Corporation shall establish a mutually agreeable process for order acceptance, scheduling, delivery and performance so that the Corporation is not committed to specifically perform hereunder without its prior consent.

           g. OTHER ACTIVITIES. PPD shall be responsible for ordering, billing and accounts receivable activities related to the sale or sublicense of the Designated Products and the Designated Services to Customers. PPD shall also be responsible for billing and accounts receivable activities related to the [*] Contracts.

    6. DUTIES OF THE CORPORATION. During the term of this Agreement, the Corporation shall be responsible for performance of the following duties:

           a. PERFORMANCE OF DESIGNATED SERVICES. The Corporation agrees to perform for PPD or a Customer, as the case may be, any of the Designated Services undertaken on behalf of a Customer pursuant to this Agreement in a timely, professional manner and to the best of its ability, consistent with its agreements pursuant to Section 5.f. The Corporation shall be responsible for determining the timing, nature and scope of the Designated Services to be provided to a Customer and it alone shall be responsible for the performance or nonperformance of such services. The Corporation shall pay all costs associated with the performance of such services for a Customer.

           b. DELIVERY OF THE DESIGNATED PRODUCTS. The Corporation agrees to cause delivery of the Designated Products to PPD or to Customers, as the case may be, in a timely fashion consistent with its agreements pursuant to Section 5.f. The Corporation shall pay all transportation charges required for the shipment and delivery of the Designated Products to PPD or a Customer, as the case may be, unless otherwise agreed with the Customer.

           c. CURRENT VERSIONS AND INFORMATION. The Corporation agrees to provide PPD in timely fashion (and in any event not less than forty-five
       (45) days before PPD is expected to market said release or version) the most current release or version of the Designated Products available from time to time and to supply PPD with the Corporation's most current marketing and technical information concerning the Designated Services and the Designated Products.

           d. STAFFING. The Corporation agrees to hire or retain adequate trained personnel to meet the good faith demands of Customers for the Designated Services and the Designated Products projected to be generated from the marketing and sales efforts of PPD and based upon sales forecasts to be established jointly by the Corporation and PPD. If the Corporation acting in good faith determines that it is unable for any reason to meet the good faith requirements of Customers for the Designated Services and/or the Designated Products in a timely fashion, then it shall give advance notice of same to PPD so that PPD and the Corporation shall have a reasonable time to determine and agree upon alternatives for delivery of the Designated Services and/or the Designated Products so as to maximize Customer satisfaction and sales.

           e. MARKETING MATERIALS. The Corporation shall provide to PPD and its Affiliates at no additional charge, copies of the Corporation's most recent descriptions and/or specifications related to the Designated Services and the Designated Products and a reasonable number of

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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       copies (in whatever format reasonably requested) of the Designated
       Products for demonstration purposes, as provided for in this Agreement.

           f. TRAINING. The Corporation agrees to provide each year during the term of this Agreement at PPD's reasonable request up to [*] technical training classes related to the demonstration, marketing, installation and/or utilization of the Designated Services and the Designated Products, including specifically any Enhancements, at no charge to PPD or its Affiliates. Each training class shall not exceed [*] days in duration. All training shall be conducted on dates and at locations mutually agreed to by the parties.

           g. MARKET AND TECHNICAL SUPPORT. The Corporation agrees to provide to PPD and its Affiliates market and pre- and post-sale technical support, by telephone or in some other reasonably appropriate manner, as reasonably requested from time to time to assist PPD and its Affiliates in the marketing and promotion of the Designated Services and the Designated Products. Such market and technical support shall be provided at no additional charge to PPD or its Affiliates during the term of this Agreement. In connection with pre-sale technical support, PPD shall pay all expenses which are approved in advance that are incurred by employees or agents of the Corporation in traveling to and from customer sites to assist PPD in the marketing and promotion of the Designated Services and the Designated Products.

           h. DEVELOPMENT PLAN. At each strategic planning meeting hosted by PPD during the term of this Agreement, the Corporation shall provide a status report on development plans for the Designated Services and the Designated Products, including a description of each development project, target markets, individual development project time lines, and projected development project costs.

    7. COLLATERAL CONTRACTS. From time to time the Corporation may wish to enter into contracts with third parties for the sole purpose of evaluating the technology of a third party or because the third party will not agree to contract with PPD for Designated Services or Designated Products, which contract may include performance of a Designated Service by the Corporation or delivery by the Corporation of a Designated Product (a "Collateral Contract"). The Corporation shall be permitted to enter into such Collateral Contracts in its name provided that (i) each such Collateral Contract is approved by PPD prior to its execution and (ii) subject to compliance with applicable confidentiality provisions, a copy of each fully executed Collateral Contract shall be provided to PPD in accordance with the notice provisions herein within seven (7) days after final execution of the Collateral Contract. In cases in which a third party indicates an unwillingness to contract with PPD for Designated Services or Designated Products, the Corporation shall use good faith efforts to have such third party contract with PPD and, if unsuccessful, to use good faith efforts to include a provision permitting disclosure of such Collateral Contract to PPD in confidentiality clauses between such third party and the Corporation.

    8. CONTRACTS WITH DNA SCIENCES, INC. From time to time the Corporation may wish to enter into contracts with DNA Sciences, Inc. for the sole purpose of conducting internal research and development projects at DNA Sciences, Inc. (R&D Contract) for the sole benefit of DNA Sciences, Inc. and not for any third party for whom DNA Sciences, Inc. is conducting research and development. Notwithstanding anything in this Agreement to the contrary, the Corporation shall be permitted to enter into such R&D Contracts. In the event, however, that the Corporation desires to enter into contracts with DNA Sciences, Inc. for the purpose of conducting, on behalf of DNA Sciences, Inc., services for a third party which are the same as any Designated Services ("DNAS/Third Party Agreement"), the Corporation shall have the right to enter into any such DNA/Third Party Agreement in its name provided that (i) each DNAS/Third Party Contract is approved by PPD prior to its execution and (ii) subject to compliance with applicable confidentiality provisions, a copy of each

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

fully executed DNAS/Third Party Contract shall be provided to PPD in accordance with the notice provisions herein within seven (7) days after final execution of the DNAS/Third Party Contract.

    9. REPORTS AND AUDITS. PPD will furnish to the Corporation quarterly reports of such information as is reasonably requested by the Corporation for purposes of the activities set forth in SCHEDULE 1. The Corporation shall have the right, through a certified public accountant mutually acceptable to both parties, to inspect the books and records of PPD not more than once per quarter, and to verify the figures provided by PPD to the Corporation. Any such inspection will be conducted during normal business hours at PPD's office and in such a manner so as not to interfere with PPD's normal business activities.

    10. REPRESENTATIONS AND WARRANTIES OF PPD. PPD makes the following warranties and representations, each of which shall be deemed a separate covenant to the Corporation and shall survive the execution and delivery of this
Agreement:

           a. ORGANIZATION AND STANDING OF PPD. PPD is duly organized and validly existing and has complied with all requirements to continue its existence under the laws of the State of Texas, and has the corporate power and authority, to own, lease and use its properties and to transact its business where and as now conducted, and is duly qualified as a foreign corporation in each jurisdiction where the character of its properties it owns, leases or licenses or the nature of its business makes such qualification necessary.

           b. EXECUTION AND DELIVERY AUTHORIZED. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the board of directors of PPD.

           c. VALIDITY OF AGREEMENT. The execution and performance of this Agreement and the actions provided for or contemplated hereunder will not violate the provisions of any agreement, instrument or obligation to which PPD is a party or by which it is bound. Assuming due authorization, execution and delivery hereof by the Corporation, this Agreement constitutes the valid and binding agreement of PPD, enforceable against PPD in accordance with its terms, subject as to enforceability to general equitable principles and to the laws of bankruptcy, insolvency or similar laws governing the rights of creditors.

           d. NO FALSE STATEMENTS. No exhibit, report, document or certificate furnished or to be furnished by PPD to the Corporation in connection with this Agreement contains or will contain any false or misleading statement or representation of a material fact or figure or omit or will omit any material fact or statement.

           e. NO INFRINGEMENT OF LICENSED RIGHTS. PPD acknowledges that any violation, infringement, unauthorized use or misappropriation of any of the licensing rights or proprietary rights of the Corporation by PPD is prohibited, will render PPD liable to the Corporation and constitutes a breach of this Agreement. The Corporation shall be entitled to take all necessary action against such unauthorized use, including instituting proceedings for injunctive and other equitable relief.

           f. NOTICE OF INFRINGEMENT. In the event PPD learns of any third-party violation, infringement, unauthorized use or misappropriation of the Corporation's licensing or proprietary rights, PPD shall immediately notify the Corporation giving such details as are available. Thereafter, the Corporation may take such action and institute such proceedings as the Corporation deems appropriate, all at the Corporation's sole expense.

           g. COMPLIANCE WITH LAWS. PPD represents and warrants that it has the resources to perform its duties and obligations under this Agreement, and that PPD will comply with any applicable laws, rules or regulations in performance of its duties and obligations hereunder.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           h. PROPRIETARY RIGHTS RETAINED. PPD acknowledges and agrees that the Corporation has retained all of its proprietary rights (including, without limitation, trademarks and service marks) with respect to the Corporation Technology, the Designated Services and the Designated Products except and unless otherwise provided in this Agreement. PPD acknowledges and agrees that the Designated Products do not include diagnostic kits or substantially similar diagnostic products, and small molecule therapeutic compounds or targets or other intellectual property relating thereto and that all such matters are outside the scope of this Agreement. Except as expressly provided herein, this Agreement shall not be construed to give PPD any vested right, title or interest in any of the patents (issued or pending), trademarks, service marks, trade names, copyrights, licenses, licensed rights granted by third parties to the Corporation or in any of the Corporation's other proprietary rights.

    11. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation makes the following warranties and representations, each of which shall be deemed a separate covenant to PPD and shall survive the execution and delivery of this Agreement:

           a. ORGANIZATION AND STANDING OF THE CORPORATION. The Corporation is duly organized and validly existing and has complied with all requirements to continue its existence under the laws of the State of Delaware, and has the power and authority, corporate and other, to own, lease and use its properties and to transact its business where and as now conducted, and is duly qualified as a foreign corporation in each jurisdiction where the character of its properties it owns, leases or licenses or the nature of its business makes such qualification necessary.

           b. EXECUTION AND DELIVERY AUTHORIZED. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by the board of directors of the Corporation.

           c. VALIDITY OF AGREEMENT. The execution and performance of this Agreement and the actions provided for or contemplated hereunder will not violate the provisions of any agreement, instrument or obligation to which the Corporation is a party or by which it is bound. Assuming due authorization, execution and delivery hereof by PPD, this Agreement constitutes the valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, subject as to enforceability to general equitable principles and to the laws of bankruptcy, insolvency or similar laws governing the rights of creditors.

           d. NO FALSE STATEMENTS. No exhibit, report, document or certificate furnished or to be furnished by the Corporation to PPD in connection with this Agreement contains or will contain any false or misleading statement or representation of a material fact or figure or omit or will omit any material fact or statement.

           e. OWNERSHIP AND GRANT OF RIGHTS. The Corporation owns or is licensed or otherwise possesses legally sufficient rights to grant the rights and licenses granted to PPD this Agreement. All patents, registered trademarks, service marks and copyrights held by the Corporation with respect to the Designated Services and the Designated Products are valid and in full force and effect.

           f. NO UNAUTHORIZED USE. To the knowledge of the Corporation, there is no material unauthorized use, disclosure, infringement or misappropriation by any third party (including employees and former employees of the Corporation) of the Designated Products or any proprietary rights embodied therein or related thereto. Except for the [*], the Corporation has not entered into any agreement related to the granting of any rights or licenses with respect to the Designated Services or the Designated Products.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           g. NO INFRINGEMENT. To the Corporation's knowledge, the Designated Services and the Designated Products do not infringe any currently issued patent, copyright, trademark or trade secret or any other intellectual property rights of any third party, and do not contain any computer virus which is an undocumented and unauthorized program designed to cause a loss of, or damages to, data files, or to gain access to and interfere with the operations, other programs or computer resources, or any other results not intended by the use of the computer system on which the virus resides. Except as set forth in SCHEDULE 1.g., the marketing, sublicense or marketing for sublicense, as applicable, of the Designated Services or the Designated Products by PPD pursuant to this Agreement does not and will not infringe any currently issued patent, copyright, trademark or trade secret or any other intellectual property rights of any third party.

           h. USE; CONFORMITY WITH WRITTEN SPECIFICATIONS. The Designated Products and the Designated Services shall be fit substantially for the uses for which they are intended consistent with industry standards and applicable law. In addition, the Designated Products and the Designated Services shall materially conform to their written specifications from time to time and any written representations made by the Corporation to PPD and, if specifically approved in writing by the Corporation (which approval shall not be unreasonably withheld), by PPD to Customers. PPD and the Corporation shall confer periodically (and no less frequently than semi-annually) in good faith for the purpose of preparing or revising, as applicable, appropriate written specifications about the Designated Products and the Designated Services which PPD shall be permitted to make to Customers. All information supplied by the Corporation during the term of this Agreement regarding the Designated Products, including any written marketing materials, shall be at the time of disclosure accurate in all material respects.

           i. COMPLIANCE WITH LAWS. The Corporation represents and warrants that the Corporation will comply with any applicable laws, rules or regulations in performance of its duties and obligations hereunder.

           j. DISCLAIMER OF CERTAIN WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 9 (REPRESENTATIONS AND WARRANTIES OF THE CORPORATION), THE CORPORATION MAKES NO OTHER WARRANTIES WITH RESPECT TO THE DESIGNATED PRODUCTS AND THE DESIGNATED SERVICES AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY, WHETHER ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

    12.  CONFIDENTIAL INFORMATION.

           a. ACKNOWLEDGMENT OF CONFIDENTIAL INFORMATION. PPD will receive the Confidential Information and (i) will hold the Confidential Information in trust and in strictest confidence; (ii) will protect the Confidential Information from disclosure and in no event take any action causing, or fail to take any action reasonably necessary in order to prevent, any Confidential Information to lose its character as Confidential Information; (iii) will keep such Confidential Information secure; and
       (iv) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Confidential Information except pursuant to the terms of this Agreement.

           b. DISCLOSURES OF CONFIDENTIAL INFORMATION. Disclosures of the Confidential Information shall be made only to officers, employees, agents and/or independent contractors of PPD and

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

       its Affiliates who are directly involved in utilizing the rights granted to PPD under this Agreement and who have a specific need to know such information.

    13.  INDEMNIFICATION.

           a. INDEMNIFICATION OF THE CORPORATION. PPD shall indemnify, hold harmless and defend the Corporation, its respective officers, directors, employees and agents, from any and all liability, loss, claim, demand, cost or expense (including reasonable attorneys' fees) based upon or arising out of: (i) any unauthorized use of the distribution, reseller, marketing and licensing rights granted to PPD in this Agreement,
       (ii) any misrepresentation of a material fact or omission of a material fact made by PPD, its employees, agents or representatives in connection with the marketing, promotion, sublicense or sale, as applicable, of the Designated Services and/or the Designated Products; (iii) any material breach of any warranty, representation, covenant or agreement of PPD set forth in this Agreement; or (iv) any failure by PPD to comply in any material respect with the other terms and conditions of this Agreement. The foregoing indemnity obligation of PPD shall not extend to any of the foregoing items to the extent caused by a misrepresentation, act or omission on the part of the Corporation.

           b. INDEMNIFICATION OF PPD. The Corporation shall indemnify, hold harmless and defend PPD and its Affiliates, their respective officers, directors, agents and employees, from any and all liability, loss, claim, demand, cost or expense (including reasonable attorneys' fees) based upon or arising out of: (i) any infringement claims or actual infringement arising out of the approved use of the distributor, reseller, marketing and licensing rights granted to PPD in this Agreement; (ii) any material breach of any warranty, representation, covenant or agreement of the Corporation set forth in this Agreement; (iii) any failure by the Corporation to comply in any material respect with the other terms and conditions of this Agreement; or (iv) any claims by customers or end users related to the Corporation's performance of the Designated Services or related to actions or omissions of the Corporation pertaining to the Designated Products. The foregoing indemnity obligation of the Corporation shall not extend to any of the foregoing items to the extent caused by a misrepresentation, act or omission on the part of PPD or its Affiliates.

    14. TERMINATION. The Corporation, at its sole option, may terminate this Agreement upon the happening of any of the following events: (i) PPD breaches any material term or provision of this Agreement, and fails to cure such breach within sixty (60) days (or twenty (20) days in the case of payment obligations arising under Section 4 which are not being contested in good faith by PPD) of notice of such breach from the Corporation; (ii) PPD dissolves and is liquidated; or (iii) PPD is insolvent, or files for bankruptcy under any bankruptcy, insolvency or similar laws or in the event that a petition for bankruptcy or insolvency shall be filed against PPD under applicable law and such petition is not dismissed or stayed within sixty (60) days. Upon termination of this Agreement, all rights of PPD (including without limitation, PPD's distributor, reseller, marketing and licensing rights granted hereunder) shall immediately cease.

    15.  MISCELLANEOUS.

           a. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at their respective addresses first set forth above (or at such other address for a party as shall be specified by like notice.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           b. HEADINGS. The headings, titles, and subtitles herein are inserted for convenience or reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

           c. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. All references to "$" shall refer to United States dollars.

           d. SEVERABILITY. In the event any provision (or portion thereof) of this Agreement shall be held invalid or unenforceable according to law, such holding or action shall not invalidate or render unenforceable any other provision (or portion thereof) of this Agreement.

           e. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal and legal representatives, guardians, successors and permitted assigns.

           f. ASSIGNMENT. PPD may assign all of its rights under this Agreement to an Affiliate, without the consent of the Corporation, provided that such Affiliate assumes, by contract or operation of law, PPD's duties and obligations under this Agreement; provided that no such assignment shall release PPD from its secondary liability for its assignee's performance hereunder without the Corporation's prior written consent, which shall not be unreasonably withheld. Either party also may assign all of its rights under this Agreement to a third party successor-in-interest, with the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), provided that such successor-in-interest assumes, by contract or operation of law, the assigning party's duties and obligations hereunder.

           g. RECITALS, SCHEDULES AND EXHIBITS. Each Recital and each Schedule and Exhibit attached hereto shall be incorporated into and be a part of this Agreement.

           h. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or agreements between them affecting the subject matter. No changes, alterations, amendments, modifications, additions or qualifications to the terms of this Agreement shall be made or be binding unless made in writing and signed by each of the parties.

           i. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

    IN WITNESS WHEREOF, the Corporation and PPD have caused this Agreement to be executed through their duly authorized officers as of the date first written above.

                                 PPD DEVELOPMENT, LLC

                                 By:             /s/ Fred N. Eshelman
                                        --------------------------------------
                                 Name:             Fred N. Eshelman
                                        --------------------------------------
                                 Title:         Chief Executive Officer
                                        --------------------------------------

                                 PPGx, Inc.

                                 By:              /s/ Joshua S. Baker
                                        --------------------------------------
                                 Name:              Joshua S. Baker
                                        --------------------------------------
                                 Title:             CEO & President
                                        --------------------------------------

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   SCHEDULE 1

                           TRANSFER PRICING MECHANISM

    This schedule outlines the initial procedure for calculating and adjusting the Transfer Price for Designated Products and Designated Services pursuant to the Distributor Agreement between the Corporation and PPD dated February 1,
1999, as amended and restated this   day of December, 2000 (the "Distributor
Agreement"). Both parties acknowledge that these procedures will be revised from time to time in order to achieve the objectives of the parties under the Distributor Agreement. Unless otherwise expressly indicated in this schedule, all capitalized terms shall have the same meaning set forth in the Distributor Agreement.

    Three relevant prices or costs exist:

1.  Direct Costs as hereinafter defined.

2.  Transfer Price.

3.  Sales Price.

    For each Designated Product, the original Transfer Price will be set so that the PPD Margin on sales of Designated Products will target an "Agreed PPD Margin." The Agreed PPD Margin upon commencement of the Distributor Agreement for Designated Products is assumed to be [*] percent. Thereafter, the Transfer Price for Designated Products will be set from time to time by evaluating PPD's [*] Sales Prices and [*] Sales Price for each Designated Product. The actual PPD Margin for each Designated Product is calculated by [*] PPD's [*] Sales Price and [*] PPD's [*] Sales Price. It is the intention of PPD and PPGx that the Transfer Price paid to PPGx hereunder for any given Designated Product shall in all events be [*] PPGx's [*], and that PPGx's [*] does not prevent PPD from offering Designated Products [*] which also provides PPD [*].

    For each Designated Service, the PPD Margin will be the [*] for Designated Services. The Transfer Price for any given Designated Services will be [*] of such Designated Services. It is the intention of PPD and PPGx that the Transfer Price paid to PPGx hereunder with respect to a given Designated Service shall in all events be [*] PPGx's [*], and that PPGx's [*] does not prevent PPD from offering Designated Services [*] which also provides PPD [*].

    Direct costs will be determined by evaluating [*]. "Direct Costs" means
(i) the cost of [*], (ii) the cost of [*], and (iii) [*] and [*] Direct Costs will not include the [*].

    j. To the extent the parties cannot agree with respect to the Transfer Price to be paid with respect to a given Designated Product or Designated Service, or the Direct Costs incurred by the Corporation, the issue shall be resolved by the JRC in the same manner outlined in Section 5.c of the Distributor Agreement. In addition, appropriate representatives from the Corporation and PPD will meet or otherwise confer, pursuant to such procedure they establish, from time to time (but not less than annually) to review and analyze [*] for the purpose of adjusting the Transfer Price.


[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                  SCHEDULE 1.g

    The performance of the Corporation's proposed business activities (including the Designated Services) involves the use of equipment, reagents and other items which [*]. Absent the receipt of appropriate supplemental licenses permitted use of such [*], which PPGx does [*], the [*]. Accordingly, to the extent that the [*], the Corporation makes [*].

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       2